SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 16, 2006

UFP Technologies, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(I.R.S. Employer Identification No.)

172 East Main Street, Georgetown, MA	01833-2107
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 16, 2006, the Company received from Nasdaq a letter, dated June 16, 2006, indicating that due to the resignation of Peter R. Worrell from the Board of Directors of the Company, the Company does not comply with Nasdaq’s independent director requirements as set forth in Nasdaq Marketplace Rule 4350. As indicated in the Company’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on June 14, 2006, the Company informed Nasdaq on June 9, 2006 that, as a result of Mr. Worrell’s resignation, the Company does not currently satisfy the requirements of Nasdaq Marketplace Rule 4350(c), which requires that the Board of Directors of the Company be comprised of a majority of independent directors (as defined by Nasdaq Marketplace Rule 4200(a)(15)). In its June 16, 2006 letter, Nasdaq indicated that, pursuant to Nasdaq Marketplace Rule 4350(c)(1), the Company will be provided a cure period until the earlier of the Company’s next annual shareholders’ meeting or June 8, 2007 to regain compliance with Nasdaq’s independent director requirements. The Company is currently commencing a search to replace Mr. Worrell with another independent director.

In accordance with Marketplace Rule 4803(a), the Company issued a press release on June 20, 2006 to announce its receipt of the letter from Nasdaq. A copy of this press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements.   Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated June 20, 2006 of UFP Technologies, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2006		UFP TECHNOLOGIES, INC.

	By	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial
Officer and Vice President